Exhibit 99.2

ASIA GLOBAL HOLDINGS CORP.
A Nevada corporation

WRITTEN CONSEN TO ACTION
WITHOUT A MEETING
BY A
MAJORITY OF STOCKHOLDERS

The undersigned Stockholders of Asia Global Holdings Corp., a Nevada Corporation (the “Corporation”) representing a majority of the issued and outstanding voting stock of the Corporation, do hereby adopt the following resolutions.

RESOLVED, the Stockholders of the Corporation, by their signature below, have reviewed the Board of Directors actions taken pursuant to the Directors Written Consent to Action Without A Meeting on the 17th day of August, 2006, for the approval of creating Five Hundred Thousand (500,000) Series A Convertible Preferred Shares, pursuant to the Certificate of Designation attached and have approved and ratified all of the resolutions contained therein.

IN WITNESS WHEREOF, the above resolutions and related corporation action taken or authorized are hereby approved by the undersigned Stockholders effective the 17th day of August, 2006.

/s/ Michael Mak
Michael Mak, Shareholder (52%)